UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2026

DEVVSTREAM CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 N St., Suite 4254 Sacramento, California	95816
(Address of principal executive offices)	(Zip Code)

(647) 689-6041
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	DEVSF	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 17, 2026, DevvStream Corp. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”). At the Special Meeting, the Shareholders considered three proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 3, 2026. Of the 47,806,539 shares outstanding as of the record date, 35,930,618 shares, or 75.2%, were present virtually or represented by proxy at the Special Meeting. Set forth below are the results of the matter submitted for a vote at the Special Meeting.

Proposal 1: Approval, of the Business Combination Agreement, the DevvStream Merger and the other transactions contemplated thereby (the “First Proposal”).

For Proposal 1, the votes were cast as follows:

	Votes For	Votes Against	Abstained
First Proposal	35,908,077	19,007	3,534

Proposal 2: Approval, of the proposal to change the Company’s jurisdiction of incorporation from the Province of Alberta, Canada to the State of Delaware in the United States (the “Second Proposal”).

For Proposal 2, the votes were cast as follows:

	Votes For	Votes Against	Abstained
Second Proposal	35,903,044	21,049	6,525

Proposal 3: Approval, of the proposal to adjourn the meeting to another time and place if necessary or appropriate to permit the solicitation of additional proxies  (the “Third Proposal”).

For Proposal 3, the votes were cast as follows:

	Votes For	Votes Against	Abstained
Third Proposal	35,762,366	136,938	31,314

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2026
DEVVSTREAM CORP.

	By:	/s/ Sunny Trinh
	Name:	Sunny Trinh
	Title:	Chief Executive Officer